Registration No. 33-____________
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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                            __________________


                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                      OLD KENT FINANCIAL CORPORATION
            (Exact name of issuer as specified in its charter)
                            __________________

                MICHIGAN                                  38-1986608
     (State or other jurisdiction of                   (I.R.S. employer
     incorporation or organization)                  identification number)

            One Vandenberg Center, Grand Rapids, Michigan 49503
            (Address of principal executive offices, zip code)

                           OLD KENT THRIFT PLAN
                         (Full title of the plan)

         B. P. SHERWOOD, III            Copies to:      GORDON R. LEWIS
EXECUTIVE VICE PRESIDENT AND TREASURER              WARNER NORCROSS & JUDD LLP
  OLD KENT FINANCIAL CORPORATION                      900 OLD KENT BUILDING
       ONE VANDENBERG CENTER                          111 LYON STREET, N.W.
  GRAND RAPIDS, MICHIGAN 49503-2489            GRAND RAPIDS, MICHIGAN 49503-2489

                  (Name and address of agent for service)

                              (616) 771-5808
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE
       TITLE OF                                PROPOSED MAXIMUM   PROPOSED MAXIMUM
   SECURITIES TO BE        AMOUNT TO BE         OFFERING PRICE        AGGREGATE          AMOUNT OF
      REGISTERED            REGISTERED          PER SHARE<F3>     OFFERING PRICE<F3>  REGISTRATION FEE
     Common Stock,     1,000,000 shares<F1>       $37.75<F2>      $37,750,000,000<F2>    $13,017.24
     $1 par value





<F1> Plus such indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of a stock dividend or certain other capital adjustments. Amounts to be registered are in addition to the interests registered by Form S-8 Registration Statement No. 33-17309 and Form S-8 Registration Statement No. 33-39740.

<F2> Estimated solely for the purpose of calculating the registration fee.

<F3> On May 7, 1996,  the mean between the high and low prices of the
     Company's Common Stock on the NASDAQ National Market System was
     $37.75.

          In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
                                  Page 1
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                  INCORPORATION OF DOCUMENTS BY REFERENCE
                      TO PRIOR REGISTRATION STATEMENT

          This Registration Statement is filed for the purpose of registering 1,000,000 additional shares of Common Stock by Old Kent Financial Corporation (the "Registrant") for use in connection with the Old Kent Thrift Plan. In accordance with General Instruction E to Form S-8, the Registrant incorporates by reference the contents of the Registrant's Registration Statement on Form S-8, file No. 33-39740, filed on April 2, 1991.


EXHIBITS SCHEDULE

Exhibit


5         Opinion of Counsel

23(a)     Consent of Independent Public Accountants

23(b)     Consent of Independent Public Accountants

23(c) Consent of Counsel (Contained in the Opinion filed as Exhibit 5 to this Registration Statement)

24        Powers of Attorney

























                                SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on the 10th day of May, 1996.


                              OLD KENT FINANCIAL CORPORATION


                              By /S/ DAVID J. WAGNER
                                 David J. Wagner
                                 President and Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

  SIGNATURE                  TITLE                           DATE


 JOHN M. BISSELL*            Director                     May 10, 1996
 John M. Bissell

 JOHN D. BOYLES*             Director                     May 10, 1996
 John D. Boyles

 DICK DEVOS*                 Director                     May 10, 1996
 Dick DeVos

 JAMES P. HACKETT*           Director                     May 10, 1996
 James P. Hackett

 ERINA HANKA*                Director                     May 10, 1996
 Erina Hanka

 EARL D. HOLTON*             Director                     May 10, 1996
 Earl D. Holton

 MICHAEL J. JANDERNOA*       Director                     May 10, 1996
 Michael J. Jandernoa





  SIGNATURE                  TITLE                           DATE

 JOHN P. KELLER*             Director                     May 10, 1996
 John P. Keller

 WILLIAM U. PARFET           Director                     May 10, 1996
 William U. Parfet


 PERCY A. PIERRE, PH.D.*     Director                     May 10, 1996
 Percy A. Pierre, Ph.D.

 ROBERT L. SADLER*           Director                     May 10, 1996
 Robert L. Sadler

 PETER F. SECCHIA*           Director                     May 10, 1996
 Peter F. Secchia

 B. P. SHERWOOD, III.*       Executive Vice President,    May 10, 1996
 B. P. Sherwood, III.        Treasurer and Director
                             (Principal Financial
                             Officer)

 DAVID J. WAGNER*            President, Chief Executive   May 10, 1996
 David J. Wagner             Officer and Director
                             (Principal Executive
                             Officer)

 ALBERT T. POTAS*            Senior Vice President and    May 10, 1996
 Albert T. Potas             Controller (Principal
                             Accounting Officer)


*By /S/ DAVID J. WAGNER
    David J. Wagner
    Attorney-in-Fact


    Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan.


                             Old Kent Thrift Plan

                             By /S/ JANET S. NISBETT
                             OLD KENT BANK
                                  Plan Trustee



                               EXHIBIT LIST

                                                                      PAGE
                                                                     NUMBER

5        Opinion of Counsel                                              --

23(a)    Consent of Independent Public Accountants                       --

23(b)    Consent of Independent Public Accountants                       --

23(c) Consent of Counsel (Contained in the Opinion filed as Exhibit 5 to this Registration Statement)

24       Powers of Attorney                                              --